UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REDDY ICE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

REDDY ICE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2006

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. (“Reddy Ice”), to be held at 9:00 a.m., Central Daylight Time, on Thursday, May 18, 2006, at the offices of Akin, Gump, Strauss, Hauer & Feld LLP at 1700 Pacific Avenue, 41st Floor, Dallas, Texas 75201, for the following purposes:

1.                to elect ten directors of Reddy Ice to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.                to ratify the appointment of Deloitte & Touche LLP as Reddy Ice’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.                to transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

Only holders of record of Reddy Ice’s common stock at the close of business on April 6, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please check your proxy card or other voting instructions to see which of these options are available to you. Even if you are attending the meeting in person, we encourage you to vote in advance by mail or Internet.

If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Investor Relations at (214) 526-6740 or via the Internet at InvestorRelations@reddyice.com by May 12, 2006. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on your proxy card. In addition to registering in advance, you will be required to present government issued photo identification (e.g., driver’s license or passport) to enter the meeting. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

By Order of the Board of Directors,

WILLIAM P. BRICK
Chief Executive Officer and
Chairman of the Board of Directors

Dallas, Texas
April 17, 2006

REDDY ICE HOLDINGS, INC.

8750 NORTH CENTRAL EXPRESSWAY, SUITE 1800

DALLAS, TEXAS 75231

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

GENERAL INFORMATION ABOUT THE PROXY
MATERIALS AND THE ANNUAL MEETING

The Board of Directors of Reddy Ice Holdings, Inc. (the “Company” or “Reddy Ice”) is soliciting proxies for the 2006 Annual Meeting of Stockholders to be held at the offices of Akin, Gump, Strauss, Hauer & Feld LLP at 1700 Pacific Avenue, 41st Floor, Dallas, Texas 75201 on Thursday, May 18, 2006 at 9:00 a.m., Central Daylight Time (the “Annual Meeting”). This proxy statement and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting. We began mailing this proxy statement and the enclosed proxy card on or about April 17, 2006 to all stockholders entitled to vote. The Reddy Ice Annual Report, which includes financial statements, is being sent with this proxy statement.

Who is entitled to vote?

If you are the holder of record of common stock, $0.01 par value per share, of the Company (the “common stock”) at the close of business on April 6, 2006 (the “Record Date”), you are entitled to vote at the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. You are entitled to one vote for each share of common stock you own for each matter presented for vote at the Annual Meeting. As of the close of business on the Record Date, there were 21,637,020 shares of common stock outstanding.

How to vote?

Stockholders of record may vote in person (i) by attending the Annual Meeting, (ii) by completing and returning the proxy by mail or (iii) by using the Internet. To vote your proxy by mail, mark your vote on the enclosed proxy card, then return it by following the directions on the card. Your proxy, if not properly revoked, will be voted in accordance with your instructions. If you vote by using the Internet, you do NOT need to return your proxy card. If you do not mark a selection, your proxy will be voted as recommended by the Board of Directors. Your vote is very important, so whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you on behalf of the Company. As the stockholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares.

How can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting by (i) delivering a written revocation or a later-dated proxy to the Secretary of the Company at the address of the Company’s principal executive offices, (ii) attending the Annual Meeting and voting in person or (iii) providing subsequent Internet voting instructions.

How many shares must be present or represented to constitute a quorum for the Annual Meeting?

The presence of a majority of the outstanding shares, in person or represented by proxy, of the common stock entitled to vote at the Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee or nominee (“Broker Shares”) that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors and “FOR” the ratification of the independent registered public accounting firm for the fiscal year ending December 31, 2006.

What is the voting requirement to approve each of the proposals?

Election of Directors.   Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The ten nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors for a one-year term. Abstentions and Broker Shares that are not voted in the election of directors will have no effect on the election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm.   The appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2006 will be ratified if the votes cast, in person or by proxy, at the Annual Meeting for ratification exceed the number of votes cast against ratification. Abstentions and Broker Shares that are not voted on the ratification of the appointment of the independent registered public accounting firm will have no effect on the proposal to ratify the appointment of Deloitte & Touche LLP.

Other Matters.   The affirmative vote of the majority of shares present, in person or by proxy, at the Annual Meeting is generally required for approval for all other matters that may properly come before the Annual Meeting. If any other matter not discussed in this proxy statement properly comes before the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How are votes counted?

Stockholders’ proxies are received by the Company’s independent proxy tabulating agent, and the vote is certified by an inspector of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards, or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspector, but such tallies will provide aggregate figures rather than names of stockholders. The inspector will notify the Company if a stockholder has failed to vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

How can stockholders communicate with the Board of Directors?

Company stockholders who want to communicate with the Board of Directors or any individual director can write to them c/o Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Steven J. Janusek. Your letter should indicate that you are a Company stockholder. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the director or directors to whom it is addressed; or (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the director or directors to whom they were addressed, and will make those communications available to the Board of Directors upon request.

When do we anticipate mailing proxy materials to stockholders?

It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April 17, 2006.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Under the Securities and Exchange Commission rules, stockholder proposals for our 2007 Annual Meeting of Stockholders must be received at our principal executive offices by December 18, 2006 to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 9 of this proxy statement.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

ELECTION OF DIRECTORS
(ITEM 1)

At the Annual Meeting, ten directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of the stockholders and until their respective successors have been elected and qualified. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated ten directors for election at the Annual Meeting. All of the director nominees are currently directors of Reddy Ice. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Under Delaware law and our Amended and Restated Certificate of Incorporation and Bylaws, shares as to which a stockholder withholds authority to vote on the election of directors (“Abstentions”) and shares as to which a broker indicates that it does not have discretionary authority to vote (“Broker Non-Votes”) will not be counted as voting on the election of directors and will not affect the election of the nominees receiving a plurality of the votes cast. Stockholders may not cumulate their votes in the election of directors. The Board of Directors recommends that you vote “FOR” each of the ten nominees described below.

The following information regarding the director nominees of Reddy Ice, their principal occupations, employment history and directorships in certain companies is as reported by the respective individuals. All ages are reported as of April 17, 2006.

DIRECTOR NOMINEES

William P. Brick, 54, became Chief Executive Officer of the Company and a member of the Company’s board of directors on August 15, 2003, Chief Executive Officer of Packaged Ice, Inc., or Packaged Ice (which merged with, and was renamed, Reddy Ice Group, Inc. on August 15, 2003 (Packaged Ice and Reddy Ice Group, Inc. are referred to collectively as “Reddy Group”)), in April 2001 and the Chairman of Reddy Group’s Board of Directors in June 2001. Prior to joining Reddy Group, Mr. Brick was employed by Suiza Foods Corporation, now known as Dean Foods Company, where he served as Executive Vice President from July 1996 until October 1996 and as Chief Operating Officer of Dairy Operations from October 1996 until January 2000. Before joining Suiza, Mr. Brick was the Vice President—Sales and Marketing for the Metropoulos Management Group from February 1996 until June 1996. From 1995 until January 1996, he served as Vice President—Sales and Marketing for Ultra Products. In addition, from 1991 until December 1994, Mr. Brick held various positions with the Morningstar Group, Inc., including Vice President of Sales, and he served in several capacities for Palm Dairies Inc. in Calgary, Alberta, from 1988 until 1991.

Andrew R. Heyer, 48, became a member of the Company’s board of directors on August 15, 2003 and is a founder and Managing Director of Trimaran Fund Management, L.L.C. Mr. Heyer is also a vice-chairman of CIBC World Markets Corp., co-head of CIBC Argosy Merchant Banking Funds and a member of CIBC’s U.S. Management Committee. Prior to joining CIBC in 1995, Mr. Heyer was a founder and managing director of The Argosy Group L.P. Mr. Heyer serves as a director of Niagara Corporation, Hain Celestial Group Inc., Millennium Digital Media Holdings, L.L.C., Brite Media Group and Village Voice Media, L.L.C. Mr. Heyer holds an M.B.A. and a B.S. in economics from the Wharton School of the University of Pennsylvania. Mr. Heyer currently serves as a trustee of the University of Pennsylvania and Chairman of the Board of Overseers of the University of Pennsylvania School of Social Work.

Theodore J. Host, 60, became a member of the Company’s board of directors on November 15, 2005. Mr. Host is a private investor. From October 2001 to April 2004, Mr. Host was the CEO and Director, and from November 1999 until October 2001 was President, CEO and a Director, of Prestige Brands

International, a consumer products company. Mr. Host worked with McCown DeLeeuw & Co. to create a consumer products start-up company from March 1996 to November 1999. Prior thereto, Mr. Host served as the President and Chief Operating Officer, and later Chief Executive Officer, of The Scotts Company, a lawn care company. Mr. Host holds Bachelor of Arts and Master of Arts degrees in business from New York University. Mr. Host is also a director and member of the audit and compensation committees of the board of directors of GlycoGenesys, Inc.

David E. King, 47, became a member of the Company’s board of directors on August 15, 2003 and is a Senior Managing Director of Bear, Stearns & Co. Inc. and an Executive Vice President of Bear Stearns Merchant Banking, LLC. Prior to joining Bear Stearns in April 2001, Mr. King was a Partner at McCown De Leeuw & Co., a private equity investment partnership, from 1990 to 2000, in charge of that firm’s New York office investment activities. Currently, Mr. King is a Director of ACA Capital Holdings, Inc., Cavalry Investments LLC, Global VantEdge, Inc. and Sutton Place Group, LLC. Mr. King also sits on the advisory board of Falconhead Capital LLC and ChrysCapital. Mr. King holds an M.B.A. from Stanford University, an M.S. from the State University of New York, Stony Brook, and a B.S. from Rice University.

Douglas R. Korn, 43, became a member of the Company’s board of directors on August 15, 2003 and is a Senior Managing Director of Bear, Stearns & Co. Inc. and an Executive Vice President of Bear Stearns Merchant Banking, LLC. Prior to joining Bear Stearns in January 1999, Mr. Korn was a Managing Director of Eos Partners, L.P., an investment partnership. Mr. Korn is currently a Director of Aearo Corporation and Vitamin Shoppe Holdings. Mr. Korn holds an M.B.A. from Harvard Business School and a B.S. in economics from the Wharton School of the University of Pennsylvania.

Michael S. McGrath, 59, became a member of the Company’s board of directors on February 22, 2006. Mr. McGrath is the former President and Chief Operating Officer of Dr. Pepper/Seven Up, Inc., the North American business of Cadbury Schweppes plc. From August 1998 to March 2002, Mr. McGrath was President and Chief Operating Officer of Cadbury Beverages/Seven Up. In April 2002, Mr. McGrath’s responsibilities as President and Chief Operating Officer were expanded to include Cadbury Schweppes’ Dr. Pepper business. Mr. McGrath retired in January 2005. Mr. McGrath holds a Bachelor of Education from Boston College.

Tracy L. Noll, 57, became a member of the Company’s board of directors on November 18, 2003. Mr. Noll also served on the board of directors of Packaged Ice from September 2002 until the merger in August 2003. Mr. Noll is currently a private investor based in Dallas, Texas. Mr. Noll was President and Chief Operating Officer of National Dairy Holdings, L.P., a $2 billion private company, from April 2001 to September 2003. He previously served as Executive Vice President, Corporate Development of Suiza Foods Corporation, now known as Dean Foods Company, from 1997 to 2001 and as Suiza’s Executive Vice President and Chief Financial Officer from 1994 to 1997. Mr. Noll serves as a director of Lakeview Farms Inc. and as director and audit committee chairman of Citi Trends, Inc. Mr. Noll holds a Bachelor of Business Administration with majors in accounting and finance from the University of Wisconsin.

William P. Phoenix, 49, became a member of the Company’s board of directors on August 15, 2003 and is a Managing Director of Trimaran Fund Management, L.L.C. Prior to joining Trimaran, Mr. Phoenix was a Managing Director of CIBC Capital Partners and was a Managing Director of CIBC World Markets Corp. Prior to joining CIBC World Markets Corp. in 1995, Mr. Phoenix had been a Managing Director of Canadian Imperial Bank of Commerce, which he joined in 1982. Mr. Phoenix also serves as a director of Millennium Digital Media, Eureka Broadband Corporation and Brite Media Group and serves as a director and chairman of Urban Brands, Inc. Mr. Phoenix holds an M.B.A. from the University of Toronto and a B.A. in economics from the University of Western Ontario.

Robert N. Verdecchio, 49, became a member of the Company’s board of directors on September 7, 2005. Mr. Verdecchio is a private investor. From 1997 to 2004 he served as a member of the board of directors of Pegasus Communications Corporation when it operated as a provider of satellite, cable and broadcast television as well as of wireless internet access. Mr. Verdecchio also served as Pegasus’ chief financial officer from 1991 to 1999. Mr. Verdecchio holds a B.S. in Accounting from Temple University.

Jimmy C. Weaver, 52, became President of the Company and a member of the Company’s board of directors on August 15, 2003, Chief Operating Officer of Reddy Group in April 1998, President of Reddy Group in February 2001 and Director of Reddy Group in May 2002. From April 1998 through January 2001, he served as Executive Vice President of Reddy Group. Mr. Weaver joined Reddy Ice Corporation in September 1996 and was President of Reddy Ice Corporation prior to its acquisition by Reddy Group in April 1998. From May 1993 until August 1996, Mr. Weaver was Vice President of Sales and Marketing of Booth/Crystal Tips, a manufacturing division of Scotsman Industries based in Dallas, Texas, that produces and sells ice making equipment.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of the Board of Directors

Our business is managed under the direction of our board of directors. Our board of directors currently consists of ten directors. We currently have four independent directors, Theodore J. Host, Michael S. McGrath, Tracy L. Noll and Robert N. Verdecchio. Our board of directors has determined that each of Messrs. Host, McGrath, Noll and Verdecchio is “independent,” as defined under and required by the Federal securities laws and the rules of the New York Stock Exchange. The rules of the New York Stock Exchange require a majority of the members of our board of directors to be “independent” directors prior to August 12, 2006, the first anniversary of the closing of our initial public offering. Prior to August 12, 2006 we expect to make additions to and/or replacements of the members of our board of directors in order to satisfy this requirement.

The board of directors held five meetings during the year ended December 31, 2005 and acted six times by written consent. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the board of directors and committees on which he served during 2005.

Committees of the Board of Directors

Audit Committee.   Our audit committee currently consists of Tracy L. Noll, Michael S. McGrath and Robert N. Verdecchio. Beth L. Bronner, Robert J. Fioretti and Philip M. Carpenter III served on our audit committee until February 22, 2006, November 15, 2005 and November 15, 2005, respectively. Each member of the audit committee is financially literate, as such qualification is interpreted by the board of directors in its business judgment. In addition, our board of directors has determined that Mr. Noll is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. In accordance with the requirements of the New York Stock Exchange, the audit committee is composed entirely of “independent” (as defined under Federal securities laws and the rules of the New York Stock Exchange) directors.

The audit committee held eight meetings during the year ended December 31, 2005 and acted twice by written consent. The audit committee will have at least four regular meetings each year. The results of each meeting are reported at the next regular meeting of our board.

The audit committee has the responsibility for overseeing:

•       our accounting and financial reporting processes;

•       the reliability of our financial statements;

•       the effective evaluation and management of our financial risks;

•       our compliance with laws and regulations; and

•  the maintenance of an effective and efficient audit of our financial statements by a qualified independent registered public accounting firm.

To fulfill these responsibilities, the audit committee will:

•       be aware of the current areas of greatest financial risk to us and ensure that management is effectively assessing and managing risks;

•       consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the SEC;

•       periodically review with the independent registered public accounting firm their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principals employed and related disclosures by us and the conclusions expressed in our financial reports;

•       review our accounting policies and practices to ensure they meet the requirements with respect to the rules and pronouncements of the FASB, the SEC and the Public Company Accounting Oversight Board;

•       select, evaluate and, if necessary, replace our independent registered public accounting firm;

•       actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent registered public accounting firm;

•       meet with the independent registered public accounting firm, the internal auditors and senior management to review the scope and methodology of the proposed audit;

•       discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies;

•       set clear hiring policies with respect to any current or former employees of our independent registered public accounting firm;

•       review periodically our code of conduct and obtain confirmation from management that the policies included in the code of conduct are understood and implemented;

•       establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters; and

•       have the authority to engage independent counsel and other advisers, as necessary, to carry out any of the foregoing duties.

Our board of directors adopted a written charter for the audit committee, which is attached hereto as Exhibit A and is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the audit committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Compensation Committee.   Our compensation committee consists of Theodore J. Host, Tracy L. Noll, Andrew R. Heyer, Douglas R. Korn and Robert N. Verdecchio. Beth L. Bronner served on our compensation committee until November 15, 2005. Of the five members of our compensation committee our board of directors has determined that three members, Messrs. Host, Noll and Verdecchio, are independent. The rules of the New York Stock Exchange require all members of the compensation committee to be “independent” directors prior to August 12, 2006, the first anniversary of the closing of our initial public offering. Prior to August 12, 2006 we expect to make additions to and replacements of the members of the compensation committee in order to satisfy this requirement. The nominating and governance committee will recommend to our board nominees for the compensation committee.

The compensation committee held one meeting during the year ended December 31, 2005 and acted five times by written consent. The compensation committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our board.

The primary responsibility of the compensation committee will be to develop and oversee the implementation of our philosophy with respect to the compensation of our officers. In that regard, the compensation committee will:

•       develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to stockholders;

•       recommend compensation and benefit plans to our board for approval;

•       review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals and, based on such evaluation, determine the chief executive officer’s compensation;

•       determine the annual total compensation for our chief executive officer, president, chief operating officer, chief financial officer and senior vice president of sales;

•       with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans;

•       review and recommend compensation for non-employee directors to our board; and

•       review and recommend employment agreements, severance arrangements and change of control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our board.

Our board of directors adopted a written charter for the compensation committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the compensation committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Governance and Nominating Committee.   Our governance and nominating committee consists of Theodore J. Host, Michael S. McGrath, David E. King, William P. Phoenix and Robert N. Verdecchio. Tracy L. Noll and Beth L. Bronner served on our corporate governance and nominating committee until November 15, 2005 and February 22, 2006, respectively. Of the five members of our governance and nominating committee our board of directors has determined that three members, Messrs. Host, McGrath and Verdecchio, are independent. The rules of the New York Stock Exchange require all members of the governance and nominating committee to be “independent” directors prior to August 12, 2006, the first anniversary of the closing of our initial public offering. Prior to August 12, 2006 we expect to make additions to and replacements of the members of the governance and nominating committee in order to satisfy this requirement. The governance and nominating committee will recommend to our board nominees for the governance and nominating committee.

The governance and nominating committee held three meetings during the year ended December 31, 2005 and acted once by written consent. The governance and nominating committee will have at least one regular meeting each year. The results of each meeting are reported at the next regular meeting of our board. The governance and nominating committee will:

•       identify individuals qualified to serve as our directors;

•       recommend a set of corporate governance guidelines to our board;

•       review periodically the composition of our board;

•       identify and recommend director candidates for our board;

•       recommend to our board nominees for election as directors;

•       recommend to our board the composition of the committees of the board;

•       review periodically our corporate governance guidelines and recommend governance issues that should be considered by our board;

•       review periodically our committee structure and operations and the working relationship between each committee and the board; and

•       consider, discuss and recommend ways to improve our board’s effectiveness.

Our board of directors adopted a written charter for the governance and nominating committee, which is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the governance and nominating committee charter from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

While there are no formal procedures for stockholder recommendations, the committee will consider nominees recommended by stockholders that meet the stated criteria. A stockholder who wishes to recommend a prospective nominee for the board of directors should notify the Company’s Corporate Secretary or any member of the governance and nominating committee in writing with whatever supporting material the stockholder considers appropriate prior to the deadline set forth in response to the question “May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?” on page 3.

Executive Committee.   Our executive committee consists of William P. Brick, David E. King, Tracy L. Noll and William P. Phoenix. The executive committee has been delegated authority by our board of directors to approve certain acquisitions, dispositions and other transactions, in each case, subject to per-transaction dollar limitations and limitations imposed by Delaware law. The executive committee met frequently during the year ended December 31, 2005 and acted five times, in each case by written consent.

Compensation Committee Interlocks and Insider Participation

The compensation levels of our executive officers are currently determined by our compensation committee, subject to the approval of our board of directors. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Prior to the consummation of our initial public offering, our board of directors adopted (1) a new code of business conduct and ethics applicable to our directors, officers and employees and (2) new corporate governance guidelines, each in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange. Each of these codes of ethics and conduct and the corporate governance guidelines is available on our website at http://www.reddyice.com. In addition, stockholders may request a free copy of the code of ethics and the corporate governance guidelines from: Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, Attention: Corporate Secretary, Steven J. Janusek, or by calling (214) 526-6740.

Executive Sessions

Our corporate governance guidelines require that (i) the non-management directors shall meet in executive sessions periodically, with no members of management present and (ii) the non-management independent directors shall also meet separately in executive session at least once per year. At the beginning of each such executive session, the non-management directors or non-management independent directors, as applicable, shall designate the director who will preside at such executive session.

Director Compensation

None of the existing board members, other than the independent members, presently receives any compensation for their services on the board. The annual compensation for the services of our independent directors is $25,000 per annum, payable quarterly in arrears, plus an additional $2,500 per annum for each committee on which he or she serves. Additionally we have granted stock options and restricted share units to our independent directors from time to time, as determined by the full board of directors. Directors are also reimbursed for ordinary and necessary expenses incurred in attending meetings of the Board of Directors or committee meetings. On November 3, 2005, we granted 4,000 restricted share units (“RSUs”) to each of our independent directors at that time. Fifty percent of each award of RSUs (the “Time-vested RSUs”) will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the recipient remains a director of the Company through such vesting dates. The remaining fifty percent of each award of RSUs (the “Performance-vested RSUs”) will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the recipient remains a director of the Company through such vesting dates and the applicable performance condition for the applicable vesting period is met. At the time of their appointment to the board of directors, Mr. Host and Mr. McGrath were granted 4,000 and 3,500 RSUs, respectively, with substantially similar vesting provisions to the RSUs granted on November 3, 2005.

SUMMARY OF BOARD OF DIRECTORS COMMITTEES

The table below lists all of the committees of the Board of Directors and indicates who serves on those committees as of April 17, 2006.

Board Member	Governance & Nominating		Compensation		Audit		Executive
William P. Brick							X
Andrew R. Heyer			X
Theodore J. Host	X		X	**
David E. King	X						X
Douglas R. Korn			X
Michael S. McGrath	X				X
Tracy L. Noll			X		X	**	X
William P. Phoenix	X						X
Robert N. Verdecchio	X	**	X		X
Jimmy C. Weaver

**             Chairman (there is no chairman of the Executive Committee)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(ITEM 2)

Pursuant to the Audit Committee’s recommendation, the Board of Directors has appointed Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of Reddy Ice for the year ending December 31, 2006.

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Passage of the proposal requires the affirmative vote of a majority of the votes cast. The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2006.

Fees Paid to Deloitte & Touche LLP

Deloitte & Touche LLP served as Reddy Ice’s independent registered public accounting firm for the year ended December 31, 2005. Aggregate fees billed to Reddy Ice by Deloitte & Touche LLP for professional services rendered for fiscal 2005 and 2004 were as follows:

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees	$807,313	$576,927
Audit-Related Fees	—	15,800
Tax Fees	441,596	298,750
All Other Fees	—	—
Total Fees	$1,248,909	$891,477

Audit Fees:   Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. During the years ended December 31, 2005 and 2004, audit fees related to capital markets transactions were $391,262 and $197,817, respectively.

Audit-Related Fees:   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees:   Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning. During the years ended December 31, 2005 and 2004, tax fees related to capital markets transactions and other special projects were $264,321 and $160,000, respectively.

Audit Committee Pre-Approval Policies and Procedures:   All auditing services and non-audit services provided to us by our independent auditors must be pre-approved by the Audit Committee (other than the de minimus exceptions provided by the Exchange Act). All of the Audit, Audit-Related and Tax Fees shown above for 2005 met this standard.

Pre-approval of Audit and Permissible Non-audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by

Deloitte & Touche LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on August 12, 2005, the effective date of our registration statement relating to our initial public offering. Our wholly owned subsidiary, Reddy Group, became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on December 4, 2003, the effective date of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes that were registered under the Securities Act of 1933, as amended. Subsequent to Reddy Group becoming subject to the pre-approval provisions, the waiver of pre-approval provisions set forth in the applicable rules of the SEC were not utilized for the services related to Audit-Related Fees or Tax Fees above and the Audit Committee did not approve any such fees subject to the waiver of pre-approval provisions (i.e., all such fees were pre-approved).

Other

In connection with the audits for the period ending December 31, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to refer to such disagreement in connection with their report.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

EXECUTIVE OFFICERS

The following table sets forth certain information as of April 17, 2006 regarding Reddy Ice’s executive officers. Each of these officers has been elected to serve until his successor is duly appointed or elected or until his earlier removal or resignation from office. No arrangement or understanding exists between any of these officers and any other person pursuant to which they were or are to be selected as an officer.

NAME	AGE	POSITION
William P. Brick	54	Chief Executive Officer and Chairman of the Board of Directors
Jimmy C. Weaver	52	President and Chief Operating Officer
Steven J. Janusek	34	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer) and Secretary
Ben D. Key	51	Senior Vice President—Sales
Raymond D. Booth	54	Senior Vice President—Mid-Atlantic Operations
Thomas L. Dann	56	Senior Vice President—Western Operations
Graham D. Davis	51	Senior Vice President—Central Operations
Joseph A. Geloso	51	Senior Vice President—Eastern Operations
Mark A. Steffek	37	Vice President—Finance and Treasurer

William P. Brick’s background information is described in the “Director Nominees” section herein.

Jimmy C. Weaver’s background information is described in the “Director Nominees” section herein.

Steven J. Janusek became Chief Financial Officer in October 2000 and Secretary in June 2001. Mr. Janusek is a certified public accountant and served as Treasurer from February 2000 until March 2001 and as Corporate Controller from January 1998 until October 2000. Mr. Janusek joined Southwestern Ice, Inc. in July 1994 and from January 1996 served as the Corporate Controller of Southwestern Ice until its merger with Reddy Group in April 1997. Mr. Janusek briefly resigned his position as Chief Financial Officer in March 2001 to pursue another opportunity but returned to Reddy Group as Chief Financial Officer in April 2001.

Ben D. Key became Senior Vice President—Sales in April 2001. From April 1998 until April 2001, Mr. Key served as Vice President—Sales. Mr. Key joined Reddy Ice Corporation in June 1997 and served in the same position prior to its acquisition by Reddy Group. Prior to joining Reddy Ice Corporation, Mr. Key was engaged in government service and political consulting for twenty years.

Raymond D. Booth became Senior Vice President—Mid-Atlantic Operations in July 2003. Prior to joining Reddy Group, Mr. Booth was the principal of Booth Consulting, LLC and was engaged by Reddy Group to oversee its mid-Atlantic cold storage businesses as well as serving other food related clients. Mr. Booth has over 32 years experience in the dairy foods business, where his career engaged him in all aspects of the growth through acquisition and branding of Country Fresh, LLC. He served in various senior management positions including Senior Vice President of Country Fresh, LLC, one of the Midwest’s largest dairy products providers. Country Fresh merged with Suiza Foods in November 1997, and Mr. Booth became Suiza’s Senior Vice President of Operations in January 1999. He served in that capacity until January 2001 when he became President of Suiza’s Country Fresh division. Mr. Booth served in that capacity until December 31, 2001 when he started his own consulting company.

Thomas L. Dann became Senior Vice President—Western Operations in March 2001. Mr. Dann joined Reddy Ice Corporation in 1987 through the acquisition of his company, Lampasas Ice, which he owned and operated from 1971. While at Reddy Ice Corporation and subsequently at Reddy Group, Mr. Dann has served in various management positions including Plant Manager, Zone Manager and Area Vice President.

Graham D. Davis became Senior Vice President—Central Operations in March 2001. From April 1998 through March 2001, he was Senior Vice President—Western Operations. For the five years prior to joining Reddy Group, Mr. Davis was Executive Vice President of Operations of Reddy Ice Corporation.

Joseph A. Geloso became Senior Vice President—Eastern Operations in February 2001. Mr. Geloso joined Reddy Ice Corporation in 1987 as a plant manager. While at Reddy Ice Corporation and subsequently at Reddy Group, Mr. Geloso served in various management positions including Plant Manager, Zone Manager and Area Vice President.

Mark A. Steffek became Vice President—Finance and Treasurer in April 2001. Mr. Steffek is a certified public accountant and from September 1991 until he joined Reddy Group in September 2000 as its Director of Financial Reporting and Assistant Treasurer, he served as an auditor with Deloitte & Touche LLP in various capacities, including senior manager.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer and four additional highly compensated executive officers (the “Named Executive Officers”) for the three years ended December 31, 2005, 2004 and 2003:

		Annual Compensation				Long-Term Compensation
Name/Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options	All Other Compensation
William P. Brick	2005	$418,269	$443,483	$—		$2,520,000	(1)	—	$186,716	(2)
Chairman of the Board, Chief	2004	389,231	54,467	—		—		32,568	242,602	(3)
Executive Officer	2003	360,000	293,781	60,262	(4)	182,968	(5)	273,240	668,441	(6)
Jimmy C. Weaver	2005	$293,269	$234,601	$—		$1,680,000	(1)	—	$208,023	(2)
President & Chief Operating	2004	275,000	32,453	—		—		—	249,227	(3)
Officer	2003	242,308	194,494	34,341	(4)	107,820	(5)	325,266	407,021	(6)
Steven J. Janusek	2005	$209,231	$132,339	$—		$1,008,000	(1)	—	$94,694	(2)
Executive Vice President,	2004	180,000	16,340	—		—		—	111,146	(3)
Chief Financial Officer & Secretary	2003	164,308	97,927	14,934	(4)	45,306	(5)	143,106	172,737	(6)
Ben D. Key	2005	$171,923	$108,277	$—		$504,000	(1)	—	$60,787	(2)
Senior Vice President—Sales	2004	150,000	13,617	—		—		—	66,953	(3)
	2003	150,000	81,606	12,932	(4)	43,564	(5)	84,594	159,562	(6)
Raymond D. Booth	2005	$157,300	$96,247	$—		$504,000	(1)	—	$102,420	(2)
Senior Vice-President—	2004	147,308	13,617	—		—		—	100,828	(3)
Mid-Atlantic Operations	2003	66,231	25,000	—		—		130,107	13,417	(6)

(1)    Represents award of restricted stock units (“RSUs”). Fifty percent of the RSUs will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the employee remains employed with the Company through such vesting dates. The remaining 50% of each award of RSUs will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided the employee remains employed with the Company through such vesting dates and the applicable performance condition for the applicable vesting period is met.

(2)    Represents amounts (i) paid to the employee as a special transaction bonus in connection with the initial public offering of the Company’s common stock in August 2005 (the “IPO”), (ii) the reimbursement of sales commissions incurred by the employee in connection with the sale of common stock in the IPO, (iii) contributions made to Reddy Group’s 401(k) plan by the company, (iv) the value of travel and lodging expenses paid by the company for the benefit of the employee’s spouse and (v) the value of life insurance benefits paid the company; for Mr. Brick, such amount also includes $7,500 of reimbursements for a life insurance policy. The amounts by employee and category are as follows:

	Special Transaction Bonus	Commission Reimbursement	401(k) Contributions	Spousal Travel	Life Insurance	Total
William P. Brick	$176,250	$—	$2,000	$—	$8,466	$186,716
Jimmy C. Weaver	187,500	18,340	1,125	92	966	208,023
Steven J. Janusek	82,500	10,189	2,000	5	—	94,694
Ben D. Key	48,750	9,781	1,290	—	966	60,787
Raymond D. Booth	75,000	27,183	—	237	—	102,420

(3)    Represents amounts (i) paid to the employee as a special transaction bonus in connection with the October 2004 issuance of the Company’s 10 ½% senior discount notes due 2012, (ii) contributions made to Reddy Group’s 401(k) plan by the company and (iii) the value of life insurance benefits paid by the company; for Mr. Brick, such amount also includes $7,500 of reimbursements for a life insurance policy. The amounts by employee and category are as follows:

	Special Transaction Bonus	401(k) Contributions	Life Insurance	Total
William P. Brick	$232,000	$1,998	$8,604	$242,602
Jimmy C. Weaver	247,000	1,123	1,104	249,227
Steven J. Janusek	109,000	1,800	346	111,146
Ben D. Key	65,000	1,125	828	66,953
Raymond D. Booth	100,000	—	828	100,828

(4)    Represents bonuses to (i) reimburse the employee for income taxes payable on the grant of restricted stock that was received in August 2003 and (ii) reimburse the employee for the final income taxes due on the grant of restricted stock that was received in May 2002 and cancelled in February 2003. The amounts paid are allocated between the two grants as follows:

	2003 Grant	2002 Grant	Total
William P. Brick	$47,572	$12,690	$60,262
Jimmy C. Weaver	28,033	6,308	34,341
Steven J. Janusek	11,780	3,154	14,934
Ben D. Key	11,327	1,605	12,932
Raymond D. Booth	—	—	—

(5)    Pursuant to the terms of the merger, certain members of the senior management team, including the Named Executive Officers, received shares of restricted common and 12% cumulative redeemable Series A preferred stock in an aggregate value of $500,000. All such restricted common shares vest on August 15, 2006 if the employee is still employed by us on that date. All restricted preferred shares were repurchased on October 27, 2004, at a redemption price of $1,000 per share plus accrued and unpaid dividends.

(6)    Represents amounts (i) paid to the employee in connection with change of control agreements which were entered into on May 9, 2001, (ii) signing bonuses paid in connection with the signing of new employment agreements on August 14, 2003, (iii) transaction fees paid in connection with the Triangle acquisition, (iv) contributions made to Reddy Group’s 401(k) plan by the company and (v) the value of life insurance benefits paid by the company; for Mr. Brick, such amount also includes $7,500 of reimbursements for a life insurance policy. The amounts by employee and category are as follows:

	Change of Control Agreement	Signing Bonus	Triangle Transaction Fee	401(k) Contributions	Life Insurance	Total
William P. Brick	$630,000	$22,500	$5,675	$1,662	$8,604	$668,441
Jimmy C. Weaver	371,250	28,125	5,417	1,125	1,104	407,021
Steven J. Janusek	156,000	12,375	2,383	1,644	335	172,737
Ben D. Key	150,000	7,313	1,408	260	581	159,562
Raymond D. Booth	—	11,250	2,167	—	—	13,417

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

As of December 31, 2005, none of our employees held stock options to purchase shares of Reddy Ice’s common stock. No stock options to purchase shares of Reddy Ice’s common stock were granted in 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides certain information regarding the exercise of stock options to purchase shares of Reddy Ice’s common stock during the year ended December 31, 2005, by the Named Executive Officers, and the fiscal year-end value of stock options held by such officers:

	NUMBER OF SHARES UNDERLYING OPTIONS/SARs	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARs AT FISCAL YEAR END		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARs AT FISCAL YEAR END
	EXERCISE(1)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
William P. Brick	305,752	—	—	—	—
Jimmy C. Weaver	325,268	—	—	—	—
Steven J. Janusek	143,118	—	—	—	—
Ben D. Key	84,570	—	—	—	—
Raymond D. Booth	130,107	—	—	—	—

(1)   All of our employees who held outstanding stock options to purchase shares of Reddy Ice’s common stock on August 12, 2005 exercised their unvested options for restricted shares prior to the consummation of our initial public offering, in accordance with the terms of the 2003 Stock Option Plan, as amended.

STOCK INCENTIVE PLANS

Long-Term Incentive and Share Award Plan

On August 8, 2005, our board of directors and stockholders approved, and we adopted, a long-term incentive and share award plan (the “Long-Term Incentive and Share Award Plan”). The Long-Term Incentive and Share Award Plan will terminate on the earlier of ten years after August 12, 2005 or when the board of directors terminates the Long-Term Incentive and Share Award Plan. An aggregate of 750,000 shares is reserved for issuance under the Long-Term Incentive and Shares Award Plan, subject to customary antidilution adjustments. The Long-Term Incentive and Share Award Plan provides for the grant of incentive stock options, or ISOs, as defined in section 422 of the Internal Revenue Code, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, or SARs, dividend equivalent rights, performance share awards, performance units and other share-based awards to certain of our employees, consultants and directors, as determined by the Compensation Committee.  The Compensation Committee administers the Long-Term Incentive and Share Award Plan.

2003 Stock Option Plan

We established the Reddy Ice Holdings, Inc. 2003 Stock Option Plan, effective August 15, 2003, which provides for the grant of options to purchase shares of common stock of the Company to our employees, directors and officers. The plan is administered by our Compensation Committee. Options granted under our 2003 Stock Option Plan included time-based options and performance-based options. Time-based options generally vested 20% per year with the initial vesting of 20% occurring on the first day of the calendar year following the year of grant. The performance-based options vested in three tranches based on obtaining certain performance and operating targets. One-half of the shares were subject to the first tranche, one-quarter of the shares were subject to the second tranche, and one-quarter of the shares were subject to the third tranche. Any unvested performance-based options automatically vested after eight years. All options granted pursuant to this plan expired ten (10) years after the date of grant.

Concurrently with the consummation of our initial public offering, we amended the 2003 Stock Option Plan to accelerate the schedule for vesting of time-based options, immediately vest all outstanding performance-based options, allow unvested options to be exercised for restricted stock with identical vesting schedules and provide for accelerated vesting of options upon the termination of an optionholder’s employment under certain circumstances. We recognized approximately $0.5 million of non-cash compensation expense related to the acceleration of vesting schedules. We did not recognize any compensation expense associated with the other amendments noted above. We do not expect to issue additional options under the 2003 Stock Option Plan.

EMPLOYMENT AGREEMENTS

On August 14, 2003, we entered into executive employment agreements (each, an “employment agreement”) with each of William P. Brick, our Chief Executive Officer, Jimmy C. Weaver, our President and Chief Operating Officer, Steven J. Janusek, our Executive Vice President, Chief Financial Officer and Secretary, Ben D. Key, our Senior Vice President of Sales and Raymond D. Booth, our Senior Vice President—Mid-Atlantic Operations. The employment agreements with Messrs. Brick, Weaver, Janusek, Key and Booth each became effective as of August 14, 2003. The employment agreements for each of Messrs. Brick, Weaver, Janusek, Key and Booth are of indefinite duration.

Under the terms of each employment agreement, in addition to his annual salary, each executive officer is entitled to participate in incentive compensation plans on the same basis as other comparable level employees. Each executive officer is also entitled to participate in various benefit plans.

Each of these employment agreements provides for a minimum base salary. In addition, each agreement provides that the executive is entitled to receive an annual bonus upon achieving certain performance and operating targets. The employment agreements with Messrs. Brick, Weaver, Janusek, Key and Booth provide for minimum base salaries of $360,000, $275,000, $180,000, $150,000 and $140,000, respectively. On March 26, 2004, the Compensation Committee approved an increase in Mr. Brick’s annual salary to $400,000 per year, effective as of that date. On March 24, 2005, the Compensation Committee approved revised compensatory arrangements with respect to certain of our executive officers and our Chief Executive Officer approved revised compensatory arrangements with respect to certain additional executive officers. Pursuant to the revised compensatory arrangements, certain of our officers received an increase in their base salaries effective March 25, 2005. Each executive officer’s base salary was increased in accordance with the terms of such executive officer’s employment agreement. On February 22, 2006, the Compensation Committee approved revised compensatory arrangements with respect to certain of our executive officers. Pursuant to the revised compensatory arrangements, certain of our officers received an increase in their base salaries effective April 7, 2006. Each executive officer’s base salary was increased in accordance with the terms of such executive officer’s employment agreement. The current annual base salaries for our Chief Executive Officer and named executive officers are $450,000 for Mr. Brick, $315,000 for Mr. Weaver, $230,000 for Mr. Janusek, $180,000 for Mr. Key and $160,000 for Mr. Booth.

Each of these employment agreements provides for severance payments under certain circumstances. If Messrs. Brick or Weaver are terminated “without cause” or terminate their employment for “good reason” or become disabled, then they will receive a severance amount equal to 150% of their annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 18 months at our discretion. In addition, Mr. Brick’s employment agreement entitles him to receive healthcare benefits from the date of termination of his employment until age 65. If Messrs. Janusek or Key are terminated “without cause” or terminate their employment for “good reason” or become disabled, then they will receive a severance amount equal to 100% of their annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 12 months at our discretion. If Mr. Booth is terminated “without cause” or becomes disabled, then he will receive a severance amount equal to 100% of his annual base salary payable either in a lump sum or on an ordinary payroll basis over a period of 12 months at our discretion. If we elect to pay a severance amount over a period of time, then the executive will also be entitled to a continuation in benefits for such period. The employment agreements also restrict the executive’s business activities that compete with our business. In the case of Messrs. Brick and Weaver, these restrictions apply for a period of two years following the termination of the executive’s employment. In the case of Messrs. Janusek, Booth and Key, these restrictions apply for a period of 18 months following the termination of the executive’s employment.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors determines the compensation of the chief executive officer, president, chief operating officer, chief financial officer and senior vice president of sales. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

Compensation Philosophy

As members of the Compensation Committee, it is our duty to administer the executive compensation program for Reddy Ice and administer the various stock incentive plans as described in the “Stock Incentive Plans” section herein. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Reddy Ice, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation. Reddy Ice’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of Reddy Ice’s executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Reddy Ice’s financial performance, the market compensation for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Reddy Ice’s compensation programs for executive officers are described below.

Compensation Structure

The base compensation for the chief executive officer, president, chief operating officer, chief financial officer and senior vice president of sales is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Reddy Ice’s executive compensation program are:

(1)         To compensate the executive officers of Reddy Ice fairly for their contributions to Reddy Ice’s short-term and long-term performance. The elements of Reddy Ice’s executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

(2)         To allow Reddy Ice to attract, motivate and retain the management personnel necessary for Reddy Ice’s success by providing an executive compensation program comparable to that offered by companies with which Reddy Ice competes for management personnel. The Compensation Committee determines compensation based on the scope of the executive’s responsibilities, a subjective evaluation of the executive’s performance and contribution to the company and the length of time the executive has been in the position.

Compensation of Chief Executive Officer

Effective March 25, 2005, Mr. Brick’s base salary was $425,000. His base salary was raised to $450,000 effective April 7, 2006. His target bonus for 2005 was 75% of his base salary, with a range of 0% to 150%, and was based on certain company financial performance targets. During 2005, he also received 120,000 RSUs. Fifty percent of the RSUs will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided Mr. Brick remains employed with the Company through such vesting dates. The remaining 50% of each award of RSUs will vest in four equal annual installments beginning on August 12, 2006 and continuing on August 12 of each of the following three years, provided Mr. Brick remains employed with the Company through such vesting dates and the applicable performance condition for the applicable vesting period is met. Mr. Brick’s base salary earned during 2005 was $418,269 and the actual bonus earned was $443,483, based on the company’s actual financial performance. All base salary and bonus targets were established in accordance with the compensation policies described above.

Executive Compensation Deductibility

Reddy Ice intends that amounts paid pursuant to Reddy Ice’s compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee
of the Board of Directors

Theodore J. Host
Tracy L. Noll
Robert N. Verdecchio
Andrew R. Heyer
Douglas R. Korn

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of Reddy Ice’s financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Reddy Ice’s audited financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and Reddy Ice’s independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from Reddy Ice and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Reddy Ice is compatible with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of the independent auditors, including, among other things, the amount of fees paid to the independent auditors for audit and non-audit services during the fiscal year ended December 31, 2005. Information about the independent auditors’ fees for the fiscal year ended December 31, 2005 is discussed above in this Proxy Statement under “Ratification of Appointment of Independent Registered Public Accounting Firm.” Based on its evaluation, the Audit Committee has selected Deloitte & Touche LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2006.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Reddy Ice’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee
Of the Board of Directors

Tracy L. Noll
Michael S. McGrath
Robert N. Verdecchio

PERFORMANCE GRAPH

The following chart shows a comparison of total stockholder return, assuming reinvestment of dividends, for (i) the Company’s common stock, (ii) the Russell 2000 Index and (iii) a custom composite index, in each case measuring performance for the period beginning with the price at market close on August 10, 2005, the first day on which the Company’s common stock was publicly traded, and ending December 31, 2005.  The custom composite index includes companies traded on the NYSE and NASDAQ with market capitalizations of between $250 million and $750 million. The Company has included the custom composite index because the Company does not believe that any published industry or line-of-business index exists which relates to the pacakged ice industry and no meaningful group of peer issuers exists.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the percentage of the Company’s common equity that is beneficially owned, as of April 10, 2006 by:

•       each of our directors;

•       each of our named executive officers;

•       all of our executive officers and directors as a group; and

•       each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial Owner	Common Stock Shares Beneficially Owned		Percentage of Shares Beneficially Owned*
5% Stockholders
Trimaran Fund II, L.L.C.(1)	1,547,155	(2)	7.2%
Trimaran Parallel Fund II, L.P.(1)	635,955	(2)	2.9%
Trimaran Capital, L.L.C.(1)	97,531	(2)	**
CIBC Employee Private Equity Partners (Trimaran)(1)	983,541	(2)	4.5%
CIBC Capital Corporation(1)	1,294,961	(2)	6.0%
Jay R. Bloom(1)	4,337,194		20.0%
Dean C. Kehler(1)	4,337,194		20.0%
Bear Stearns Merchant Banking Partners II, L.P.(3)	1,711,161	(4)	7.9%
Bear Stearns Merchant Banking Investors II, L.P.(3)	337,075	(4)	1.6%
Bear Stearns MB-PSERS II, L.P.(3)	939,807	(4)	4.3%
The BSC Employee Fund III, L.P.(3)	485,834	(4)	2.2%
The BSC Employee Fund IV, L.P.(3)	863,317	(4)	4.0%
John D. Howard(3)	4,337,194		20.0%
The Bear Stearns Companies, Inc.(3)	4,337,194		20.0%
Wachovia Corporation(5)	1,528,960		7.1%
Noonday Asset Management, L.P.(6)	1,290,100		6.0%
Named Executive Officers and Directors
Andrew R. Heyer(1)	4,337,194		20.0%
Theodore J. Host	—		**
David E. King	—		**
Douglas R. Korn	—		**
Michael S. McGrath	3,000		**
Tracy L. Noll	22,286	(7)	**
William P. Phoenix	—		**
Robert N. Verdecchio	—		**
William P. Brick	252,379	(8)	1.2%
Jimmy C. Weaver	253,651	(9)	1.2%
Steven J. Janusek	114,066	(10)	**
Ben D. Key	57,795	(11)	**
Raymond D. Booth	82,923	(12)	**
Total named executive officers and directors as a group (13 persons)	5,123,294	(13)	23.7%

*                    The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage.

**             Percentage of shares beneficially owned by such person does not exceed one percent.

(1)       Messrs. Heyer, Bloom and Kehler may be deemed to share beneficial ownership of shares owned of record by Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation by virtue of their status as managing partners of Trimaran Investments II, L.L.C.

Through Trimaran Investments II, L.L.C., Messrs. Heyer, Bloom and Kehler share investment and voting power with respect to shares owned by Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation but disclaim, other than with respect to Trimaran Capital, L.L.C., beneficial ownership of such shares. The business address for each stockholder identified in this footnote is 622 Third Avenue, New York, New York 10017.

(2)       Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., Trimaran Capital, L.L.C., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation due to their common control by Trimaran Investments II, L.L.C., could be deemed to beneficially own each other’s shares, but disclaim such beneficial ownership.

CIBC Capital Corporation directly owns 1,073,012 shares, or 5.0% of the Company’s equity, and, through its ownership of an interest in Trimaran Fund II, L.L.C., beneficially owns an additional 1.0% of the Company’s equity.

(3)       Mr. Howard, by virtue of his status as the sole member of JDH Management, LLC, and The Bear Stearns Companies Inc. may be deemed to share beneficial ownership of shares owned of record by Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB PSERS II, L.P., The BSC Employee Fund III, L.P. and The BSC Employee Fund IV, L.P. Mr. Howard and The Bear Stearns Companies Inc. share investment and voting power with respect to shares owned by Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB PSERS II, L.P., The BSC Employee Fund III, L.P. and The BSC Employee Fund IV, L.P., but disclaim beneficial ownership of such shares. The business address for each stockholder identified in this footnote is 383 Madison Avenue, New York, New York 10179 and the telephone number is (212) 272-2000.

(4)       Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., Bear Stearns MB PSERS II, L.P., The BSC Employee Fund III, L.P. and The BSC Employee Fund IV, L.P., due to their common control, could be deemed to beneficially own each other’s shares, but disclaim such beneficial ownership.

(5)  This information is based on Schedule 13G filed with the SEC on February 10, 2006 by Wachovia Corporation.  According to the Schedule 13G, the address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.

(6)  This information is based on Schedule 13G/A filed with the SEC on January 18, 2006 by Noonday Asset Management, L.P.  According to the Schedule 13G/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen, Saurabh K. Mittal, Chun R. Ding, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Jason E. Moment, Rajiv A. Patel, Derek C. Schrier, Thomas F. Steyer, Mark C. Wehrly have shared voting and dispositive power with respect to, and shared beneficial ownership of, 1,290,100 of the shares; Noonday Capital Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 23,800 of the shares; Farallon Capital Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 254,100 of the shares; Farallon Capital Institutional Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 317,700 of the shares; Farallon

Capital Institutional Partners II, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 17,000 of the shares; Farallon Capital Institutional Partners III, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 19,700 of the shares; Tinicum Partners, L.P. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 7,500 of the shares; Farallon Capital Offshore Investors II, L.P. has shared and dispositive voting power with respect to, and shared beneficial ownership of, 190,218 of the shares; Farallon Capital Management, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 460,082 of the shares and Farallon Partners, L.L.C. has shared voting and dispositive power with respect to, and shared beneficial ownership of, 830,018 of the shares.  According to the Schedule 13G/A, the address of each of Noonday Asset Management, L.P.  According to the Schedule 13G/A, Noonday Asset Management, L.P., Noonday G.P. (U.S.), L.L.C., Noonday Capital, L.L.C., David I. Cohen and Saurabh K. Mittal is c/o Noonday Asset Management, L.P., 227 West Trade Street, Suite 2140, Charlotte, North Carolina 28202.  According to the Schedule 13G/A, the address of each of the other reporting persons referenced in this footnote is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, California 94111.

(7)       Includes 2,266 restricted shares received by Mr. Noll upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(8)       Includes 53,827 restricted shares received by Mr. Brick upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(9)       Includes 57,263 restricted shares received by Mr. Weaver upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(10)   Includes 25,196 restricted shares received by Mr. Janusek upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(11)   Includes 14,888 restricted shares received by Mr. Key upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(12)   Includes 22,905 restricted shares received by Mr. Booth upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

(13)   Includes 176,345 restricted shares in the aggregate, received by the executive officers and directors upon cashless exercise of options to purchase common stock prior to the consummation of our initial public offering which remain unvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Monitoring and Management Services Agreement

Reddy Group, Trimaran Fund Management, L.L.C., or Trimaran, and an entity affiliated with Bear Stearns Merchant Banking, or BSMB, were parties to a Monitoring and Management Services Agreement, pursuant to which Trimaran and an entity affiliated with BSMB provided monitoring and management services to Reddy Group with respect to financial and operating matters. Pursuant to the agreement, at the closing of the acquisition of Packaged Ice on August 15, 2003, Trimaran and an entity affiliated with BSMB received a transaction fee equal to $7.5 million in connection with services rendered in connection with the merger. Pursuant to the agreement, Trimaran and an entity affiliated with BSMB also received an annual fee for ongoing monitoring and management services equal to $0.6 million per annum (pro forma for the acquisition of Triangle and other businesses). The agreement also provided that Trimaran and BSMB would be reimbursed for their reasonable out-of-pocket expenses in connection with activities undertaken pursuant to the agreement and would be indemnified for liabilities incurred in connection with their role under the agreement, other than for liabilities resulting from their gross negligence or willful misconduct.

Trimaran, BSMB and certain of their respective affiliates also rendered additional services in connection with acquisitions, divestitures and financings. In connection with these services, under certain circumstances, Trimaran and BSMB earned a fee equal to 2% of the value of any such transactions over $10 million in value. In addition, the annual monitoring and management services fee was increased in connection with acquisitions by an amount equal to 1% of the trailing twelve month pro forma EBITDA of acquired businesses (calculated at the time any acquisition by Reddy Group was consummated). Upon consummation of our initial public offering, we terminated this agreement and made payments to each of Trimaran and an entity affiliated with BSMB of $2.0 million.

Certain Transactions Relating to our Initial Public Offering

In connection with our initial public offering, the Company paid certain members of management and other employees cash bonuses totaling approximately $1.2 million and issued 25,817 shares of common stock to certain employees.

Pursuant to the directed share program in connection with our initial public offering, McCarter C. Weaver, the father of Jimmy C. Weaver, our President and Chief Operating Officer and a Director, purchased 6,600 shares of our common stock at the initial public offering price of $18.50 per share, for a total purchase price of $122,100.

Indemnification of Directors and Officers

For a period of six years after the acquisition of Packaged Ice on August 15, 2003, the Company has agreed to cause Reddy Group to:

•       indemnify and hold harmless, and provide advancement of expenses to, persons who at the closing of the merger were serving, or at any time prior to the closing of the merger have served, as one of our or our subsidiaries’ officers or directors, to the fullest extent permitted by law, and shall cause the surviving corporation to assume our obligations under any indemnification agreements; and

•       cause to be maintained in effect policies of directors’ and officers’ insurance, for the benefit of those persons who are covered by directors’ and officers’ liability insurance at the closing of the merger, providing coverage that is at least equal to the coverage provided under the current directors’ and officers’ liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to the Company that is not greater than 200% of the premium for the directors’ and officers’ liability insurance for the year prior to the closing of the merger and related transactions.

At the closing of the acquisition, each of the executive officers, including the Named Executive Officers, and all directors entered into indemnity agreements with both Reddy Group and the Company, pursuant to which both entities have agreed to indemnify and hold harmless each executive officer and director for acting in his capacity as our officer or director to the fullest extent permitted under applicable law, respectively. Indemnity will not extend to gross negligence, willful misconduct or bad faith. In addition, the Company will maintain a directors’ and officers’ insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Purchasing Initiative

The Company is one of several portfolio companies in which BSMB has an interest. In 2004, BSMB initiated a process to identify areas where cost savings may be achieved by its portfolio companies by coordinating the purchase activities of these companies to take advantage of volume purchase discounts that would otherwise not be available to the Company if it were acting independently. In connection with this undertaking, BSMB entered into consulting arrangements with individuals and consulting firms. The consulting fees are charged to BSMB’s portfolio companies based on each company’s pro rata share of the overall cost savings achieved. As of December 31, 2005, based on information received from BSMB, the Company’s share of the consulting fees will be approximately $0.2 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) promulgated under the Exchange Act requires Reddy Ice’s officers and directors, and persons who beneficially own more than 10% of Reddy Ice’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and the regulations of the Commission require such officers, directors and greater than 10% stockholders to furnish Reddy Ice with copies of all such reports that they file. Reddy Ice believes that during the fiscal year ended December 31, 2005, all of its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements, except that, due to an administrative error, a Form 4 with respect to Dean C. Kehler was filed one day late, on August 17, 2005.

GENERAL

The accompanying form of proxy has been prepared at the direction of the Reddy Ice Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

By Order of the Board of Directors,
WILLIAM P. BRICK
Chief Executive Officer and Chairman of the Board of Directors

Dallas, Texas
April 17, 2006

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF REDDY ICE HOLDINGS, INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Reddy Ice Holdings, Inc., a Delaware corporation (the “Company”).

I.                   PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the effective evaluation and management of our financial risks, (4) the independent auditors’ qualifications and independence and (5) the performance of the Company’s internal audit function and independent auditors; (b) approve the retention of the Company’s independent auditors; (c) approve audit and non-audit services to be performed by the independent auditors; (d) prepare (or cause to be prepared) an Audit Committee report to be included in the Company’s annual proxy statement; and (e) perform such other functions as the Board may from time to time assign to the Committee. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and such accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors and management of the Company. The Audit Committee shall have the authority to engage independent counsel and other advisors as it believes necessary to conduct its duties.

II.              COMPOSITION

The members of the Committee shall meet the independence requirements of the New York Stock Exchange (the “NYSE”), the United States Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his/her appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise and must be an “audit committee financial expert” as defined by the SEC. No member of the Committee may serve on the audit committees of more than two other public companies.

The Committee shall be composed of at least two, for the first year after adoption of this charter, and thereafter at least three, but not more than five, members (including a Chairperson). The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or the NYSE. The Chairperson shall maintain regular communication with the Company’s executive officers and the lead partner of the independent auditors.

III.         MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibility to foster free and open communication, the Committee should meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV.

IV.           COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A.              Oversight of the Financial Reporting Processes

1.                In consultation with the independent auditors, review the integrity of the organization’s accounting and financial reporting processes, both internal and external.

2.                (a) Review and approve (i) all related-party transactions which involve directors and officers who are subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (ii) all related-party transactions, or series of similar transactions, in which the amount involved exceeds $60,000 and (b) annually review all related-party transactions. Establish guidelines for the review by management of related-party transactions which are not covered by clause (a) above.

3.                Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

4.                Annually review major issues regarding the Company’s auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

5.                Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

6.                Meet at least annually with the chief financial officer and the independent auditors in separate executive sessions.

7.                Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

8.                Review all analyses prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principle (“GAAP”) methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9.                Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

10.         Prepare (or cause to be prepared) an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.               Review of Documents and Reports

1.                Review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent auditors, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent auditors and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.                Review and discuss with management and the independent auditors earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information).

3.                Review reports from management and the independent auditors on the Company’s subsidiaries and affiliates, compliance with the Company’s code of conduct, applicable law and insider and related-party transactions.

4.                Review with management and the independent auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

5.                Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

6.                Review any restatements of financial statements that have occurred or were recommended.

C.               Independent Auditors Matters

1.                Interview and approve the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company shall provide appropriate funding as determined by the Audit Committee for the payment of compensation to the independent auditors. The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

2.                On an annual basis, the Committee shall evaluate the independent auditors’ qualifications, performance and independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent auditors, but also consulting, legal, information technology services and other professional services rendered by the independent auditors and its affiliates.

3.                Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent auditors and the senior members of the audit team with respect to the Company’s industry.

4.                Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself. The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independent rules.

5.                Pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee.

6.                Obtain and review a report from the independent auditors at least annually describing (a) the internal quality-control procedures of the independent auditors, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps to deal with any such issues and (c) all relationships between the independent auditors and the Company (in order to assess the auditors’ independence).

7.                Review the performance of the independent auditors and prepare recommendations to the Board to terminate the independent auditors when circumstances warrant.

8.                Establish and periodically review hiring policies for employees or former employees of the independent auditors.

9.                Review with the independent auditors any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent auditors and the Company’s response to that letter. Such review should include:

(a)           any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b)          any accounting adjustments that were proposed by the independent auditors that were not agreed to by the Company; and

(c)           communications between the independent auditors and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency.

10.         Communicate with the independent auditors regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC, or other authority with jurisdiction over the Company may direct by rule or regulation.

11.         Periodically (but at least once per year) consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

12.         Oversee the independent auditors relationship by discussing with the independent auditors the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent auditors has full access to the Committee (and the Board) to report on any and all appropriate matters.

13.         Discuss with the independent auditors prior to the audit the general planning and staffing of the audit.

14.         Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

D.              Internal Control Matters

1.                Discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and risk management are handled and review the steps management has taken to monitor and control the Company’s risk exposure.

2.                Establish regular and separate systems of reporting to the Committee by management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

3.                Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4.                Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

5.                Advise the Board about the Company’s policies and procedures for compliance with applicable laws and regulations and the Company’s code of conduct.

6.                Establish procedures for the receipt, retention and treatment of complaints received from employees and others regarding accounting, internal accounting controls or auditing matters. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.                Periodically discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. In addition, the Audit Committee shall discuss with management, the internal auditors and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

8.                Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent auditors for purposes of rendering the Company’s financial statements materially misleading.

E.               Evaluation of Internal Audit Function

1.                Review the activities, organizational structure and qualifications of the internal audit function, including:

(a)           the planned scope of internal audit work;

(b)          findings and recommendations of the internal auditors and related management action; and

(c)           the adequacy of the staffing and organizational structure of the internal audit function.

2.                Meet separately and periodically (and as needed) with the head of the internal audit function to discuss any matters that the Committee or the head of the internal audit function believes should be discussed privately.

3.                Consider and review with management and the head of the internal audit function:

(a)           significant internal audit findings during the year and management’s responses thereto;

(b)          any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal audit function’s work or access to required information; and

(c)           the annual internal audit function’s audit plan and any significant changes thereto.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

V.                ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.           INVESTIGATIONS AND STUDIES

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies, with the Board’s approval.

VII.      MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Audit Committee and approved
by the Board of Directors on August 8, 2005.

PROXY

REDDY ICE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Reddy Ice Holdings, Inc. to be held at 9:00 a.m., Central Daylight Time, on Thursday, May 18, 2006, at the offices of Akin, Gump, Strauss, Hauer & Feld LLP at 1700 Pacific Avenue, 41st Floor, Dallas, Texas 75201, and the Proxy Statement in connection therewith and (2) appoints William P. Brick and Jimmy C. Weaver, and each of them, the undersigned’s proxies with the full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of Reddy Ice Holdings, Inc. standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

REDDY ICE HOLDINGS, INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.

- OR -

INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

company number
Account number

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:				FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Ratification of the appointment of Deloitte & Touche LLP as
☐ ☐ ☐		NOMINEES:	Reddy Ice Holdings, Inc.'s registered public accounting firm for
	FOR ALL NOMINEES	William P. Brick	the fiscal year ending December 31, 2006
Andrew R. Heyer
	withhold authority	Theodore J. Host	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
	for all nominees	David E. King	MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO
		Douglas R. Korn	DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.
	for all except	Michael S. McGrath	AS TO ANY OTHER MATTER, SAID PROXIES SHALL VOTE IN ACCORDANCE
	(See instructions below)	Tracy L. Noll	WITH THEIR BEST JUDGMENT.
William P. Phoenix
Robert N. Verdecchio
Jimmy C. Weaver

INSTRUCTION::		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

CHECK THIS BOX IF YOU PLAN TO ATTEND AND
VOTE YOUR SHARES IN PERSON AT THIS MEETING: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.